                                                                      EXHIBIT 23

                      Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-67146) and in the Prospectuses constituting part of the Registration Statements on Forms S-3 (Nos. 33-80006 and 33-68414) of BET Holdings, Inc. of our report dated September 20, 1996 appearing on page 41 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 20 of this report on Form 10-K.



PRICE WATERHOUSE LLP

Washington, D.C.
October 29, 1996